Exhibit 99.1

SAFENET EMBEDDED SECURITY SOLUTIONS DIVISION

Report of Independent Auditors

To the Board of Directors and Stockholder
of SafeNet, Inc. and Subsidiaries:

In our opinion, the accompanying combined carve out balance sheet and the related combined carve out statement of operations, of divisional equity, and of cash flow present fairly, in all material respects, the financial position of SafeNet's Embedded Security Solutions Division at December 31, 2009, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Baltimore, MD
May 11, 2010

SAFENET EMBEDDED SECURITY SOLUTIONS DIVISION
COMBINED CARVE OUT BALANCE SHEET
(In Thousands)

December 31,
Assets	2009
Current assets:
Cash and cash equivalents	$518
Accounts receivable, net	2,742
Inventories, net	418
Prepaid expenses and other current assets	626
Total current assets	4,304

Property and equipment, net	174
Goodwill	6,520
Other intangible assets, net	4,582
Deferred income taxes	306
Deferred cost of goods sold	1,113
Total assets	$16,999

Liabilities and Divisional Equity
Current liabilities:
Accounts payable	$347
Deferred revenue	1,702
Taxes payable	296
Accrued expenses and other current liabilities	858
Total current liabilities	3,203

Deferred income taxes	2,256
Other liabilities	1,831
Total liabilities	7,290

Divisional equity
Invested equity	9,782
Accumulated other comprehensive loss	(73)
Total divisional equity	9,709

Total liabilities and divisional equity	$16,999

See accompanying notes to combined carve out financial statements.

SAFENET EMBEDDED SECURITY SOLUTIONS DIVISION
COMBINED CARVE OUT STATEMENT OF OPERATIONS
(In Thousands)

Year Ended December 31, 2009
Revenues:
Products	$3,804
Licenses and royalties	11,751
Service and maintenance	3,703
19,258
Cost of revenues:
Products	1,263
Amortization of intangible assets	750
Service and maintenance	570
2,583

Gross profit	16,675

Operating expenses:
Research and development expenses	4,904
Sales and marketing expenses	4,527
General and administrative expenses	3,093
Amortization of intangible assets	730
Impairment of goodwill	9,223
Total operating expenses	22,477

Loss before income taxes	(5,802)
Income tax expense	1,241

Net loss	$(7,043)

See accompanying notes to combined carve out financial statements.

SAFENET EMBEDDED SECURITY SOLUTIONS DIVISION
COMBINED CARVE OUT STATEMENT OF DIVISIONAL EQUITY
(In Thousands)

	Invested Equity	Accumlulated Other Comprehensive Loss	Total Divisional Equity

Balance at January 1, 2009	$17,799	$(12)	$17,787

Net distributions to owner	(974)	-	(974)
Comprehensive loss:
Net loss	(7,043)		(7,043)
Foreign currency translation adjustment	-	(61)	(61)
			(7,104)
Balance at December 31, 2009	$9,782	$(73)	$9,709

See accompanying notes to combined carve out financial statements.

SAFENET EMBEDDED SECURITY SOLUTIONS DIVISION
COMBINED CARVE OUT STATEMENT OF CASH FLOWS
(In Thousands)

Year Ended
December 31,
2009
Cash flows from operating activities:
Net loss	$(7,043)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Impairment of goodwill	9,223
Depreciation expense	201
Amortization of intangibles	1,480
Deferred income taxes	(554)
Expense allocations	2,610
Net tax effects absorbed by parent	1,489
Changes in operating assets and liabilities:
Decrease in accounts receivable	1,303
Decrease in inventories	52
Increase in prepaid expenses and other assets	(667)
Increase in taxes payable	296
Decrease in accounts payable	(39)
Increase in accrued expenses and other liabilities	1,988
Decrease in deferred revenue	(4,933)
Net cash provided by operating activities	5,406

Cash flows from investing activities:
Purchase of property and equipment	(94)
Net cash (used in) investing activities	(94)

Cash flows from financing activities:
Net distributions to owner	(5,070)
Net cash (used in) financing activities	(5,070)

Effects of exchange rate changes on cash	(75)
Net increase in cash and cash equivalents	167
Cash and cash equivalents at beginning of period	351
Cash and cash equivalents at end of period	$518

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Income tax, net of refunds	$300

See accompanying notes to combined carve out financial statements.

SAFENET EMBEDDED SECURITY SOLUTIONS DIVISION
NOTES TO COMBINED CARVE OUT FINANCIAL STATEMENTS

(1) NATURE OF BUSINESS AND BASIS OF PRESENTATION

SafeNet, Inc. (“SafeNet”) develops, markets, sells and supports a portfolio of hardware and software information security products and services that protect and secure digital content, identities, communications and applications, offering both Original Equipment Manufacturer (“OEM”) technology and end user products  SafeNet provides its network security solutions worldwide for financial, enterprise, telecommunications and government use.  SafeNet’s technology is sold and licensed in various formats, including software, hardware, silicon chips, and intellectual property licensing.

On February 26, 2010, SafeNet sold substantially all the assets and liabilities of SafeNet Embedded Security Solutions Division ("the Company") in a cash and stock transaction to AuthenTec, Inc. ("AuthenTec").

The Company consists of the design development, marketing, sale, distribution, service and support of the following: (i) the silicon IP business, as generally defined by the following products: SafeXcel silicon IP engines and cores, as well as their associated drivers, driver development kits, and SDKs; (ii) the toolkit business, as generally defined by the following products: Quicksec (including any VPN clients based on Quicksec, other than SoftRemote, HARemote and their derivatives) and SafeZone; and (iii) the client and server product business for digital rights management of digital content consisting of DRM Fusion and SafeBSF products.

The accompanying combined carve out financial statements and related notes thereto represent the combined carve out financial position, results of operations, divisional equity, and cash flows of the Company.  The combined carve out financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP"). Certain expenses incurred by SafeNet are only indirectly attributable to its ownership of the Company, as SafeNet owns interests in numerous other entities.  As a result, certain assumptions and estimates were made in order to allocate a reasonable share of such expenses to the Company so that the accompanying combined carve out financial statements reflect substantially all the costs of doing business.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying combined carve out financial statements were derived from the historical accounting records of SafeNet, Inc. and subsidiaries. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of combined carve out financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined carve out financial statements and the reported amounts of revenues and expenses during each reporting period.  Actual results could differ from those estimates.

Significant estimates underlying these combined carve out financial statements include, among other things, the allocation of certain SafeNet costs to the Company, allowance for doubtful accounts, inventory obsolescence reserves, depreciation and amortization, asset impairment, and income taxes.  Future changes in the assumptions used could have a significant impact on reported results in future periods.

Cash Equivalents

            The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.  The Company had $0.5 million in cash equivalents at December 31, 2009.

SAFENET EMBEDDED SECURITY SOLUTIONS DIVISION
NOTES TO COMBINED CARVE OUT FINANCIAL STATEMENTS - CONTINUED

Concentration of Credit Risk

            Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of primarily cash and cash equivalents and accounts receivable.  Cash and cash equivalents are primarily maintained with multiple institutions in foreign locations.  Management believes the risks associated with such deposits are minimal.  The Company performs ongoing credit evaluations of its customers and generally does not require collateral for accounts receivable.  The Company’s payment terms are generally 30 to 60 days from delivery of products, but may fluctuate depending on the terms of each specific contract.  The Company’s customers, which include commercial companies, are in varied industries including banking, security, communications, and electronic products distribution.

Major Suppliers

Some of the Company’s security solution products, such as silicon chips for appliances must meet certain quality standards.  The Company currently purchases its silicon chips under short-term supply arrangements from several vendors, all of whom are ISO 9001/2000 certified.  Although the Company purchases these products from a limited number of manufacturers, management believes that other suppliers could adapt to provide similar products or components on comparable terms.  The time required to locate and qualify other suppliers, however, could cause a delay in manufacturing that may be financially disruptive to the Company.

Accounts Receivable and Allowance for Doubtful Accounts and Returns

Accounts receivable are stated at their estimated net realizable value.  The Company maintains an allowance for doubtful accounts to estimate losses resulting from the inability of its customers to make required payments.  The allowance is based on specific analysis of past due accounts and considers historical trends of write-offs.  Past due status is based on how recently payments have been received from customers.

The Company records a provision for estimated non-defective returns for products sold in the same period the related revenues are recorded in accordance with generally accepted accounting principles.  These estimates are based on historical sales returns.

Inventories and Reserves for Obsolescence, Excess and Slow Moving Goods

Inventories are stated at the lower of cost or market.  Cost is primarily determined based on the first-in first-out method (“FIFO”).

The Company establishes reserves for slow moving, excess and obsolete inventory.  The amounts of the required reserves are estimated based on past experience, sales projections and other factors such as potential technological obsolescence and market acceptance.

Property and Equipment

Property and equipment is stated at cost.  Depreciation is computed using the straight-line method over estimated useful lives generally ranging from three to seven years.  Amortization of leasehold improvements is computed using the straight-line method over the lesser of the useful life of the asset or the remaining term of the lease.

SAFENET EMBEDDED SECURITY SOLUTIONS DIVISION
NOTES TO COMBINED CARVE OUT FINANCIAL STATEMENTS - CONTINUED

Goodwill and Other Intangible Assets

Goodwill
Goodwill is initially measured as the excess of the cost of an acquired company over the sum of the fair value of tangible and identifiable intangible assets acquired less liabilities assumed.  The Company does not amortize goodwill, but rather reviews the carrying value of these assets for impairment at least annually. Additional testing for impairment is performed should any indication of impairment arise at a date other than the annual impairment testing date.

   In its impairment test, the fair value of the Company is compared to its carrying value, including goodwill.  The Company estimates its fair value by estimating the present value of its expected future cash flows.   If the fair value of the Company exceeds carrying value, no impairment loss is recognized.  If the carrying value exceeds the fair value, the goodwill of the Company is considered potentially impaired and the second step is completed in order to determine if the goodwill is impaired, and if so, to measure the impairment loss.

Under the second step, the Company calculates the implied fair value of goodwill by deducting the fair value of all net tangible and intangible assets, including any unrecognized intangible assets, of the reporting unit from the fair value of the reporting unit as determined in the first step.  The Company then compares the implied fair value of goodwill to the carrying value.  If the implied fair value of goodwill is less than the carrying value, the Company would recognize an impairment loss equal to the difference.

The Company recorded a goodwill impairment charge of $9.2 million in 2009 (see Note 5).

Other Intangible Assets

Other intangible assets consist of developed technology and customer relationships, all of which have finite lives.  Intangible assets with finite lives are amortized over their estimated useful lives on a straight line (developed technology) or accelerated basis (customer relationships) generally ranging from three to eight years.

Long-Lived Assets

Long-lived assets, including intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable.  If an impairment indicator is present, the Company performs an analysis of undiscounted expected future cash flows from the asset over the remaining amortization period for such asset to determine whether the respective asset is impaired.  If the analysis determines that the asset is impaired, the carrying value of the asset is reduced by the estimated difference between its fair value and its carrying value.  Fair value is determined using discounted cash flows, relief from royalties or other relevant valuation techniques.  Assets to be disposed of are reported at the lower of carrying value or fair value less costs to sell. No impairment of long-lived assets was recorded in 2009.

Fair Value Measurements

Recurring Fair Value Measures

In September 2006, the FASB issued amended guidance, which defines fair value, establishes a framework for measurement and expands disclosure about fair value measurements.  Where applicable, the amended guidance simplifies and codifies related guidance within GAAP.  The Company did not have financial instruments measured at fair value on a recurring basis in 2009.

SAFENET EMBEDDED SECURITY SOLUTIONS DIVISION
NOTES TO COMBINED CARVE OUT FINANCIAL STATEMENTS - CONTINUED

Fair Value Option for Financial Assets and Liabilities

Effective January 1, 2008, the Company adopted accounting principles permitting the Company to measure certain financial assets and financial liabilities at fair value.  The Company assessed the fair value option made available upon adoption and has elected not to apply the fair value option to any financial instruments that were not already recognized at fair value.

Product Warranties

The Company offers warranties on its products ranging from thirty days to five years.  The specific terms and conditions of the warranties vary depending upon the product and the country in which the sale is transacted.  The Company estimates the costs that may be incurred under its warranties and records a liability at the time the respective product revenue is recognized.  Factors that affect the Company's warranty liability include the number of installed units, historical and anticipated rates of warranty claims and the estimated cost per claim.  The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.  While warranty costs have historically been within management’s expectations, it is possible that warranty rates could change in the future based on new product introductions and other factors.

At December 31, 2009 the Company's warranty accrual was insignificant.

Revenue Recognition

The Company derives revenue from software and technology licenses, product sales, maintenance (post-contract customer support), development arrangements and services.  Software and technology licenses and certain product sales typically contain multiple elements, including the product or license, maintenance and/or other services.  For software arrangements that include multiple elements, the fee is allocated to the various elements based on vendor specific objective evidence of fair value for software and technology licenses and for other multiple element arrangements that do not include software and technology licenses, the fee is allocated based on objective and reliable evidence of the fair value of the undelivered items (collectively referred to as “VSOE”) regardless of any separate prices stated within the contract for each element.  If VSOE does not exist for all delivered elements, but VSOE exists for the undelivered elements, the Company applies the residual method, provided that: (i) all other applicable revenue recognition criteria are met; and (ii) the fair value of all of the undelivered elements is less than the arrangement fee.  Under the residual method, the arrangement fee is recognized as follows: (i) the total fair value of the undelivered elements, as indicated by VSOE, is deferred, and (ii) the difference between the total arrangement fee and the amount deferred for the undelivered elements is recognized as revenue related to the delivered elements.  Generally, in the Company’s software and software related arrangements, the Company has established VSOE for maintenance and therefore recognizes revenue under these arrangements using the residual method when the only remaining undelivered element is maintenance.

Multiple contracts with a single customer that are determined to be so closely related that they are in effect part of a single arrangement are accounted for as one multiple-element arrangement.

License and Royalties

License revenue is comprised of perpetual and time-based license fees, which are derived from arrangements with end users, OEMs, and resellers/partners.  The Company defers revenue recognition for each license arrangement until: (i) persuasive evidence of an arrangement exists; (ii) delivery of the software or technology has occurred and there are no remaining obligations or substantive customer acceptance provisions; (iii) the fee is fixed or determinable; and (iv) collection of the fee is reasonably assured.  For both perpetual and time-based licenses, once all of these conditions are satisfied, the Company generally meets the criteria to recognize license revenue based on the residual method.  Revenue derived from annual time-based licenses sold with post contract services is recognized ratably over the license term.  Royalties are recognized as they are earned.  Royalties are considered earned when the customer reports the underlying sales data to the Company and the royalties become non-refundable.

SAFENET EMBEDDED SECURITY SOLUTIONS DIVISION
NOTES TO COMBINED CARVE OUT FINANCIAL STATEMENTS - CONTINUED

Computer Software and Technology Development Costs

Costs for the development of new software and technology products and substantial enhancements to existing software and technology products are expenses as research and development costs as incurred until technological feasibility has been established.  The Company defines the establishment of technological feasibility as the completion of a working model of the software and hardware appliance product that has been determined to be consistent with the product design specifications and that is free of any uncertainties related to known high-risk development issues.  For products that contain both hardware and software components, capitalization of computer and technology development costs commences when both the technological feasibility of the software component has been established and research and development activities have been complete for the hardware component.

Amortization of computer software and technology development costs, which is included in “General and Administrative Expenses,” in the accompanying combined carve out statement of operations, begins when the product is available for general release.  For the year ended December 31, 2009, the total amounts capitalized and related amortization of computer software and technology development was insignificant. These costs are amortized on a product-by-product basis using the greater of (i) the amount computed using the ratio of current gross revenue for a respective product to the total current and anticipated future revenue for that product, or (ii) the amount computed using the straight-line method over the estimated economic useful life of the respective product, which generally ranges from one to seven years as appropriate based on individual facts and circumstances.  The Company assesses the recoverability of computer software and technology development costs each quarter by comparing the unamortized balance to the net realizable value of the asset and writes off any amount by which the unamortized capitalized costs exceed the estimated net realizable values.

Products

The Company sells hardware and related encryption products.  For each product sale, the Company defers revenue recognition until: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred and there are no remaining obligations or substantive customer acceptance provisions; (iii) the selling price to the customer is fixed or determinable; and (iv) collectability of the selling price is reasonably assured.  For product arrangements where the Company’s software is more than incidental to the product, the arrangement contains multiple elements, and VSOE exists for all undelivered elements, the Company recognizes revenue for the delivered elements using the residual method.  For arrangements containing multiple elements where VSOE does not exist for all undelivered elements, the Company defers the revenue for the delivered and undelivered elements until VSOE exists or all elements have been delivered.

The Company enters into certain arrangements with respect to development transactions and based on the terms and conditions, these transactions are categorized into one of the following categories: (i) contract accounting arrangements; or (ii) Non-Recurring Engineering (“NRE”) arrangements with subsequent manufacturing both with and without minimum purchase commitments.

Contract Accounting Arrangements

Revenues that are earned under certain long-term contracts to develop customer specific technology are recognized using contract accounting and are included in product revenue.  Under contract accounting, revenue from these arrangements is generally recognized using the percentage-of-completion method.  Progress to completion is principally measured using either labor hours or contract milestones based on the Company’s determination of which would be the best available measure of progress on the contracts.  Any estimated losses are provided for in their entirety in the period they are first identified.  Actual remaining costs under fixed-price contracts could vary significantly from the Company’s estimates, and such differences could be material to the combined carve out financial statements.  Where reasonably dependable estimates cannot be made or where inherent hazards make estimates doubtful, the Company uses the completed-contract method.

SAFENET EMBEDDED SECURITY SOLUTIONS DIVISION
NOTES TO COMBINED CARVE OUT FINANCIAL STATEMENTS - CONTINUED

NRE Arrangements

NRE arrangements with subsequent manufacturing occur when the Company creates a product for a customer either from inception or develops a new product based on an already existing product within the Company’s product portfolio.  An important element of the transaction is ownership of the technology rights and intellectual property.  In situations in which the Company retains all rights to the developed product and the customer enters into an arrangement to purchase products once development efforts have been completed at a minimum quantity, the Company defers all revenue and cost associated with the NRE and recognizes the revenue and cost based on a units delivered methodology over the minimum quantity commitment.  The basis for this determination is that the value of the transaction, from the customer perspective, is in the final developed units.  The customer does not have the ability to, at any point, terminate the contract and enter into an arrangement with another vendor to produce the transacted unit since the customer does not have rights to the Company’s product or developed intellectual property.

Maintenance and Other Services

Maintenance revenue is derived from support arrangements.  Maintenance arrangements provide technical customer support and the right to unspecified upgrades on an if-and-when-available basis.  VSOE of maintenance is determined based on the price charged for the maintenance element when sold separately.  To support its conclusion that VSOE exists for maintenance, the Company reviews the pricing of maintenance renewals to ensure that a sufficient clustering of renewal pricing exists annually.  The maintenance term is typically one year in duration and maintenance revenue is recognized ratably over the maintenance term.  Unrecognized maintenance fees are included in “Deferred revenue” in the accompanying combined carve out balance sheet.

Service revenue is primarily comprised of fees associated with consulting and training services.  These revenues, when provided on a stand-alone basis, are recognized as the services are provided to the customer.  If such services are provided as part of a multi-element arrangement, and are the only remaining undelivered element, revenue from the entire arrangement is deferred until the earlier of (i) the establishment of the applicable measurement of fair value for the services; or (ii) as the services are delivered.

Shipping and Handling Costs

All shipping and handling costs incurred in connection with the sale of products to customers are included in “Cost of revenues” within the “Products” caption in the accompanying combined carve out statement of operations.

Allocation of Costs

           The preparation of the combined carve out statement of operations requires an allocation of costs for accounting, legal services, general management, research and development, sales and marketing, and other general and administrative expenses. SafeNet allocated these expenses to the Company based on a variety of metrics deemed appropriate to allocate the expenses as follows:

•
Research and development expenses are based on a combination of specifically identified payroll and non-payroll expenses, and an allocation of related overhead expenses.  The allocation is based on the ratio of research and development headcount for the Company to that of SafeNet.  The total overhead charges allocated from SafeNet to the Company were $0.3 million for the year-end December 31, 2009.

SAFENET EMBEDDED SECURITY SOLUTIONS DIVISION
NOTES TO COMBINED CARVE OUT FINANCIAL STATEMENTS - CONTINUED

•
Sales and marketing expenses are based on a combination of actual payroll costs for specifically identified Company sales personnel, non-payroll expenses attributable to those identified sales personnel, as well as an allocation of shared corporate sales and marketing expenses based on the ratio of revenue for the Company to that for SafeNet.  The total sales and marketing expenses allocated from SafeNet to the Company were $0.6 million for the year-ended December 31, 2009.

•
General and administrative expenses are attributed to the Company primarily based on the ratio of gross profit for the Company to that of SafeNet as a whole.  The total attributed general and administrative expenses of $3.1 million includes an allocation of overhead expenses from SafeNet to the Company of $1.7 million for the year-ended December 31, 2009.

 Management believes the allocation methodologies used are reasonable and result in an allocation of the cost of doing business borne by SafeNet on behalf of the Company; however, these allocations may not be indicative of the cost of future operations or the amount of future allocations.

Advertising Expense

Advertising costs are expensed as incurred and are included in “Sales and marketing expenses” in the accompanying combined carve out statement of operations.  Advertising expense was insignificant for the year-ended December 31, 2009.

Foreign Currency Translation

The financial statements of foreign subsidiaries for which the local currency is the functional currency have been translated into U.S. dollars.  All balance sheet accounts have been translated using the exchange rates in effect at the combined carve out balance sheet date.  The unrealized gains and losses resulting from the changes in exchange rates from year to year have been reported in “Accumulated other comprehensive loss” in the accompanying carve out balance sheet.

Income Taxes

The Company's results of its operations have historically been included in the consolidated federal income tax return(s) of SafeNet, Inc. and subsidiaries. The income tax amounts reflected in the accompanying combined carve out financial statements have been recalculated as if the Company was a stand-alone company using the separate return method. The Company believes the assumptions underlying the recalculation of income taxes are reasonable.  However, the amounts recalculated for income taxes in the accompanying combined carve out financial statements are not necessarily indicative of the amount of income taxes that would have been recorded had the Company operated as a separate, stand-alone entity.

The Company uses the asset and liability method in accounting for income taxes.  Under this method, deferred income tax assets and liabilities are determined based on the difference between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Taxes Collected for Governmental Authorities

The Company reflects taxes collected from customers and remitted to government authorities on a net basis, which excludes such amounts from revenues, in its accompanying combined carve out statement of operations.

Employee Stock-Based Compensation

Compensation expense for all stock-based compensation awards granted is based on the grant date fair value estimate. The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of four years.  As stock-based compensation expense recognized is based on awards ultimately expected to vest, such expense is reduced for estimated forfeitures. Stock-based compensation expense related to employee stock options was insignificant for the year-ended December 31, 2009.

SAFENET EMBEDDED SECURITY SOLUTIONS DIVISION
NOTES TO COMBINED CARVE OUT FINANCIAL STATEMENTS - CONTINUED

The Company estimates the fair value of stock-based compensation awards as of the date of grant using the Black-Scholes-Merton option pricing model, which was developed for use in estimating the value of traded options that have no vesting restrictions and are freely transferable.  The Black-Scholes-Merton option pricing model considers, among other factors, the expected life of the award and the expected volatility of the Company’s stock price.  The fair values generated by the model may not be indicative of the actual fair values of the Company’s awards as it does not consider other factors important to those share-based payment awards, such as continued employment, periodic vesting requirements and limited transferability.

Comprehensive Loss

Comprehensive loss includes all changes in equity that result from recognized transactions and other economic events of a period other than transactions with owners in their capacity as owners.  Certain non-owner changes in equity, consisting of foreign currency translation adjustments, are included in “Accumulated other comprehensive loss” in the accompanying combined carve out balance sheet.  The Company reports comprehensive loss in the combined carve out statement of divisional equity and discloses the accumulated total of other comprehensive loss in the divisional equity section of the accompanying combined carve out balance sheet.  At December 31, 2009 accumulated other comprehensive loss consisted of foreign currency translation adjustments.

Recent Accounting Pronouncements

In May 2009, the FASB issued guidance regarding subsequent events (events or transactions occurring after the balance sheet date but before issuance of the financial statements).  This new accounting pronouncement was effective for the year ended December 31, 2009 and we have evaluated recognizable subsequent events through March 29, 2010, the date the SafeNet, Inc. and subsidiaries consolidated financial statements were issued.  The Company evaluated unrecognizable subsequent events through May 11, 2010, the date these combined carve out financial statements were issued.

In October 2009, the FASB issued authoritative guidance that amends existing guidance for identifying separate deliverables in a revenue-generating transaction where multiple deliverables exist, and provides guidance for measuring and allocating revenue to one or more units of accounting. Also in October 2009, the FASB issued Accounting Standards Update No. 2009-14, Software: (Topic 985): Certain Revenue Arrangements that include Software Elements, authoritative guidance on arrangements that include software elements.  Under this guidance, tangible products containing software components and non-software components that are essential to the functionality of the tangible product will no longer be within the scope of the software revenue recognition guidance. This guidance is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  The Company is currently assessing the impact this guidance may have on its combined carve out financial statements.

SAFENET EMBEDDED SECURITY SOLUTIONS DIVISION
NOTES TO COMBINED CARVE OUT FINANCIAL STATEMENTS - CONTINUED

(3) INVENTORIES

Inventories consisted of the following at December 31, 2009 (in thousands):

2009

Finished goods	$1,110
Reserve for excess and obsolete inventory	(692)
$418

 (4) PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2009 (in thousands):

2009

Furniture and equipment	$214
Leasehold improvements	176
Computer software	32
422
Accumulated depreciation	(248)
$174

Depreciation expense amounted to $0.2 million for the year-ended December 31, 2009.

(5) GOODWILL IMPAIRMENT CHARGE

During the fourth quarter of 2009, the initial step in the Company’s annual test for goodwill impairment indicated potential impairment as a result of the difference between the transaction price for the AuthenTec acquisition, and the carrying value of its single reporting unit. The Company completed the second step by comparing the implied fair value of goodwill to the carrying value of goodwill. As a result of the second step, the Company concluded that that the carrying value of goodwill exceeded its implied fair value and recorded an impairment charge of $9.2 million which is included in the caption "Impairment of goodwill" within the operating expenses in the accompanying combined carve out statement of operations for the year-ended December 31, 2009.  The Company utilized the market approach in determining the implied fair value of goodwill.  In determining fair value, the Company utilized Level 2 inputs to fair value the transaction price for AuthenTec, which is comprised of an earn-out of up to $2.5 million to be based on an attainment of certain revenue goals for the remainder of 2010, $8.5 million in cash received from AuthenTec, and 1.2 million shares of AuthenTec common stock, valued at $2.8 million.

SAFENET EMBEDDED SECURITY SOLUTIONS DIVISION
NOTES TO COMBINED CARVE OUT FINANCIAL STATEMENTS - CONTINUED

(6) GOODWILL

Goodwill, which amounted to $6.5 million as of December 31, 2009, represents the excess of purchase price over net assets acquired.  The change in the carrying amount of goodwill is as follows (in thousands):

2009
Balance as of January 1	$29,098
Accumulated impairment	(12,653)
16,445
Goodwill resulting from BEEP acquisition (a)	(702)
Impairment charge	(9,223)

Balance as of December 31
Goodwill	28,396
Accumulated impairment losses	(21,876)
$6,520

(a) Finalization of purchase price allocation related to the 2008 acquisition of BEEP.

(7) OTHER INTANGIBLE ASSETS

Other intangible assets, all of which are subject to amortization, consisted of the following at December 31(in thousands):

	2008	Acquisitions (a)	Amortization	2009
Cost
Developed technology	$4,812	$446	$-	$5,258
Customer relationships	2,200	256	-	2,456
	7,012	702	-	7,714
Accumulated amortization
Developed technology	$150	$-	$750	$900
Customer relationships	1,502	-	730	2,232
	1,652	-	1,480	3,132
Net book value	$5,360	$702	$(1,480)	$4,582

(a) Finalization of purchase price allocation related to the 2008 acquisition of BEEP.

Estimated Life                                                          Years

Developed technology                                           5-8
Customer relationships                                           3

SAFENET EMBEDDED SECURITY SOLUTIONS DIVISION
NOTES TO COMBINED CARVE OUT FINANCIAL STATEMENTS - CONTINUED

Intangible assets are amortized over their useful lives using straight-line or accelerated methods.  Amortization expense related to intangible assets for 2009 was $1.5 million.  Estimated amortization is as follows for the years ending December 31 (in thousands):

2010	$887
2011	719
2012	691
2013	631
2014	602
Thereafter	1,052
$4,582

(8) BALANCE SHEET COMPONENTS

Certain balance sheet components as of December 31, 2009 are summarized below (in thousands):

Accounts receivable, net
2009
Trade accounts receivable	$2,780
Allowances for doubtful accounts and sales returns	(38)
Total accounts receivable, net	$2,742

Prepaid expenses and other current assets
2009
Deferred cost of goods sold	$329
Prepaid rent	40
Other prepaid expenses and current assets	257
Total prepaid expenses and other current assets	$626

Accrued expenses and other current liabilities
2009
Accrued compensation and related costs	$825
Warranty reserve	33
Total accrued expenses and other current liabilities	$858

Other liabilities
2009
Deferred revenue	$1,741
Other liablities	90
Total other liabilities	$1,831

SAFENET EMBEDDED SECURITY SOLUTIONS DIVISION
NOTES TO COMBINED CARVE OUT FINANCIAL STATEMENTS - CONTINUED

(9) DIVISIONAL EQUITY AND DEBT

The change in net assets that is not attributable to current period earnings is reflected as a net contribution from or distribution to the owner in the current period. As the Company was not a separate legal entity during the period covered by the combined carve out financial statements, none of SafeNet’s debt is directly attributable to its ownership of the Company and no formal intercompany financing arrangements exist related to Company. Additionally, as the debt cannot be specifically ascribed to the Company’s operations, the accompanying combined carve out statement of operations does not include any allocation of interest expense incurred by SafeNet to the Company’s operations.

(10) STOCK INCENTIVE PLAN

On December 17, 2007 SafeNet adopted a Stock Incentive Plan (The “2007 Equity Plan”) pursuant to which the Company may issue options and/or stock or stock units. The purpose of the 2007 Equity Plan is to promote the success of the Company and the interests of its stockholders by providing a means through which the Company may grant equity-based incentives to attract, motivate, retain and reward certain officers, employees, directors and other eligible persons and to further link the interests of award recipients with those of the Company’s stockholders generally.

Awards may be granted under the 2007 Equity Plan to officers and employees of the Company, any member of the Board of Directors of the Company or its affiliates, and to consultants and advisors for services provided to the Company or one of its affiliates.

The exercise price of a stock option shall be determined by the Company at the time of each grant.  In no case shall the exercise price of an option be less than the greater of (i) the par value of the common stock and (ii) in the case of incentive stock options, 100% of the fair market value of the common stock on the date of grant (110% for any persons who, at the time of grant, own more than 10% of the combined voting power of the Company).  The contractual term of options granted is generally ten years, except in the case of incentive stock options issued to persons owning more than 10% of the combined voting power of the Company, in which case the incentive stock option is not exercisable more than five years after the date of grant.  Options generally vest over a term of four years as follows: 25% on the first anniversary of the vesting commencement date, and 75% on an equal basis over the succeeding twelve quarters.

During 2009, no options were issued to employees of the Company under the stock option grant program.

The Company accounts for stock awards issued under the 2007 Equity Plan in accordance with fair value recognition principles. Stock-based compensation expense for all share-based payment awards granted is based on the grant date fair value. The Company recognizes compensation costs net of an estimated forfeiture rate and recognizes the compensation costs for only those shares expected to vest on a straight-line basis over the requisite service period of the award, which is generally the option vesting term.  The Company estimates forfeiture rates based on historical attrition rates by equal employment opportunity commission category.

The Company used the Black-Scholes-Merton option pricing model to value the options issued.  The expected life computation is based on the average of the vesting period and the contractual life of the options.  This average results in an estimated expected life of approximately six years.  The interest rate for periods within the contractual life of the award is based on the U.S. Treasury yield curve in effect at the time of grant.

 For purposes of determining a volatility factor, because the shares are not publicly traded, and due to the relatively short amount of time such shares have been outstanding, there is not sufficient historical information available.  As an alternative, the Company accounted for options based on a value calculated by substituting the historical volatility of an appropriate industry sector index for expected volatility of its share price.  In determining SafeNet’s equity value, the market approach and income approach methods were used.  The market approach provides an indication of value by relating the equity or invested capital (debt plus equity) of guideline companies to various measures of their earnings and cash flow, and then applying such multiples to the business being valued.  The market approach makes use of market price data of stocks of corporations engaged in the same or a similar line of business as that of the subject company.  Stocks of these corporations are actively traded in a public, free, and open market, either on an exchange or over the counter.  Although it is clear no two companies are entirely alike, the only restrictive requirement imposed by this method is that the corporations selected as guideline companies be engaged in the same or a similar lines of business, or are subject to similar financial business risks, including the opportunity for growth.  Similar to SafeNet, the selected group of guideline companies falls under the industry sector for software and programming; however, more specifically, these companies provide technologies for enterprise and network security for commercial and government applications.  In the income approach, the value is dependent on the present worth of future economic benefits to be derived from ownership.  Future net cash flows available for distribution are discounted at market-based rates of return to provide an indication of value.  The future cash flows of a business enterprise are estimated, and then individually discounted back to present value.

SAFENET EMBEDDED SECURITY SOLUTIONS DIVISION
NOTES TO COMBINED CARVE OUT FINANCIAL STATEMENTS - CONTINUED

Option activity for the Company under the 2007 Equity Plan for 2009 is as follows:

			Average
		Weighted	Remaining
	Number of	Average	Contractual	Aggregate
	Shares	Exercise	Terms	Intrinsic
	(Thousands)	Price	(Years)	Value
Outstanding at December 31, 2008	158	$2.64	9.10	$-

Granted	-	$2.64
Exercised	-
Cancelled or forfeited	-
Outstanding at December 31, 2009	158	$2.64	8.10	$-

Vested and expected to vest
at December 31, 2009	148	$2.64	8.10	$-

Exercisable at December 31, 2009	99	$2.64	8.10	$-

Intrinsic value represents the difference between the fair value per share of SafeNet’s stock price at the respective balance sheet date and the exercise price, multiplied by the number of in-the-money options that would have been received by the option holders had all option holders exercised their options at such dates.  Aggregate intrinsic value varies pursuant to changes in the fair market value of SafeNet’s stock.  At December 31, 2009, the exercise price of all shares issued under the 2007 Equity Plan exceeded the fair value of the Company’s stock.

The weighted average remaining contractual life of options outstanding at December 31, 2009 is consistent with the weighted average remaining contractual life for fully vested share options and share options expected to vest.

At December 31, 2009, $0.1 million of total unrecognized compensation cost related to the Company's stock options is expected to be recognized over a weighted-average period of 1.3 years.  No options were exercised during 2009.

SAFENET EMBEDDED SECURITY SOLUTIONS DIVISION
NOTES TO COMBINED CARVE OUT FINANCIAL STATEMENTS - CONTINUED

(11) INCOME TAXES

For the year-ended December 31, 2009, the Company’s foreign income before income taxes was $0.6 million.   The Company’s domestic loss before income taxes for the year-ended December 31, 2009 was $6.4 million.

For the year-ended December 31, 2009, the Company made cash payments for foreign taxes of $0.3 million.

Significant components of the Company’s income tax expense (benefit) for the year-ended December 31, 2009 are as follows (in thousands):

Year Ended
December 31,
2009
Current:
Domestic	$1,537
Foreign	258
1,795

Deferred:
Domestic	(454)
Foreign	(100)
(554)

Income tax expense	$1,241

The Company’s domestic operations are included in a U.S. consolidated tax return filing. Historically, the domestic taxable income of the Company has been offset by domestic operating losses of other members of the SafeNet, Inc. group resulting in no cash tax liability. The Company’s current year domestic tax payable has been reflected as an adjustment to divisional equity.

SAFENET EMBEDDED SECURITY SOLUTIONS DIVISION
NOTES TO COMBINED CARVE OUT FINANCIAL STATEMENTS - CONTINUED

Deferred tax assets and liabilities are comprised of the following at December 31 (in thousands):

Deferred tax assets:
2009
Other	306

Total deferred tax assets	$306

Deferred tax liabilities:
2009
Unremitted foreign earnings	$662
Intangible assets	1,594

Total deferred tax liabilities	2,256

Net deferred tax liabilities	1,950
Valuation allowance	-

Net deferred tax liabilities	$1,950

The reconciliation of the reported income tax expense to the amount that would result by applying the U.S. federal statutory tax rate of 34% to “Loss before income taxes” for 2009 is as follows (in thousands):

Year Ended
December 31,
2009
Tax benefit at U. S. statutory rate	$(1,976)
Effect of permanent differences:
Goodwill impairment	3,139
Non-deductible acquistion costs	15
Tax effect of international operations	(57)
State income tax expense, net of federal effect	120
Income tax expense	$1,241

The Company adopted the FASB amended guidance pertaining to uncertain tax positions on January 1, 2007.  As a result of the adoption, no uncertain tax positions were identified.

The Company recognizes accrued interest and penalties related to income tax benefits in income tax expense.  The Company did not incur interest or penalties in 2009.

(12) SIGNIFICANT CUSTOMER

For 2009, one customer accounted for 18% of the Company’s carve out revenues.  At December 31, 2009 the same customer accounted for 2.5% of accounts receivable.

SAFENET EMBEDDED SECURITY SOLUTIONS DIVISION
NOTES TO COMBINED CARVE OUT FINANCIAL STATEMENTS - CONTINUED

(13) RETIREMENT PLANS

The Company sponsors several defined contribution retirement plans for the Company’s employees.  The Company made contributions of $0.3 million during 2009.

(14) COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has leased office facilities and equipment under non-cancelable operating leases expiring at various dates through 2012. The facility leases require the Company to pay a proportionate share of real estate taxes, insurance and common area maintenance, which is not included in rent expense or the future minimum rental payments, set forth below.  The Company recognizes rent expense on a straight-line basis taking into account escalating rent provisions and rent holidays over the respective term of the leases.  The future minimum payments due under non-cancelable operating leases with initial or remaining lease terms in excess of one year at December 31, 2009 are as follows (in thousands):

2010	$242
2011	240
2012	60
2013	-
2014	-
Thereafter	-
$542

    Rent expense under all operating leases, including equipment rentals, amounted to $0.6 million for the year-ended December 31, 2009.

Litigation

There are no legal proceedings that relate to the Company pending or, to the knowledge of the Company, threatened against the Company.   The Company is not subject to any order of any governmental body that relates to the Company.

(15) RELATED PARTY TRANSACTIONS

SafeNet’s President and Chief Operating Officer serves as a member of the board of directors of AuthenTec which acquired the SafeNet Embedded Security Solutions Division as described in Note 1.

Accounts receivable at December 31, 2009, includes $0.1 million due from Aladdin, Inc., a related party from SafeNet.

Summary of net distributions to owner

Customer payments paid directly to SafeNet, Inc	$(15,155)
Accounts payable and other payments made by SafeNet, Inc. for division	5,415
Expense allocations	2,610
Net tax effects absorbed by parent	1,489
Cash contributions to division	4,667
$(974)